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                                  Exhibit 5.1




                                                               December 23, 1997



Public Service Enterprise Group Incorporated
80 Park Plaza
P.O. Box 1171
Newark, NJ  07101

                  Re: $225,000,000 aggregate principal amount of Trust Preferred Securities (collectively the "Preferred Securities") to be issued in one or more series by Enterprise Capital Trust I, Enterprise Capital Trust II and Enterprise Capital Trust III (the "Trusts") and Guarantees with respect to the Preferred Securities (the "Guarantees") and Deferrable Interest Subordinated Debentures (the "Subordinated Debentures") to be issued in one or more series by Public Service Enterprise Group Incorporated (the "Company").

Ladies and Gentlemen:

                  I am Associate General Counsel of the Company and, in that capacity, I have represented the Company in connection with the proposed issuance, from time to time, by the Trusts of the Preferred Securities and the execution and delivery by the Company of the Guarantees and the Subordinated Debentures. The Subordinated Debentures will be issued under an indenture (as supplemented from time to time, the "Indenture") between the Company and First Union National Bank as Trustee. All capitalized terms used herein unless defined herein shall have the meanings specified in the Registration Statement hereinafter described.

                  I and/or attorneys working under my supervision have conducted such investigations of laws and regulations as I have deemed necessary or appropriate for the purpose of rendering the opinions hereinafter expressed.

                  The opinions expressed below are based on the following assumptions:

         (a) Each of the Trusts have been duly created and are validly existing under the laws of the State of Delaware;

         (b) The Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Trusts with respect to the Preferred Securities, the Guarantees and the Subordinated Debentures will become effective;

                  (c) The proposed transactions contemplated by the Registration Statement will be carried out on the basis set forth therein and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;

                  (d) Prior to the issuance of any series of Preferred Securities, Guarantees and Subordinated Debentures:

                           (i) the depositor of the Trust will authorize the issuance of, and determine the terms of, such series of Preferred Securities;

                           (ii) the Indenture will have been executed and delivered by the Company, and the Board of Directors of the Company, a committee thereof or the Sale and Pricing Committee ("Committee") of the Company pursuant to delegated authority from such Board, will have authorized the issuance of, and established the terms of the series of the Subordinated Debentures related to such series of Preferred Securities; and

                           (iii) the Guarantee related to such series of Preferred Securities will have been executed and delivered by the Company in accordance with appropriate resolutions of the Board of Directors of the Company, a committee thereof or the Committee pursuant to such delegated authority.

                  (e) The Indenture and the Guarantees will each have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

                  Based upon the foregoing and subject to the limitations herein, I am of the opinion that:

                  1. The Company is a corporation duly organized and validly existing and authorized to exercise its corporate powers, rights and privileges under the laws of the State of New Jersey.

                  2. When properly executed, authenticated, delivered and paid for as provided in the Indenture, the Subordinated Debentures will be legally issued, valid and binding obligations of the Company.

                  3. When executed and delivered by the Company, the Guarantees will be valid and binding obligations of the Company.

                  I express no opinions as to matters of law in jurisdictions other then the State of New Jersey. My opinions are rendered only with respect to the laws of the State of New Jersey and rules, regulations and orders thereunder which are currently in effect.

                  This opinion does not cover the necessity of filings under the provisions of securities laws of any state in which the Preferred Securities may be sold.

                  I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the references to me under the heading "Experts" in the Prospectus and Prospectus Supplement contained therein.

                                                     Very truly yours,

                                                     /s/James T. Foran
                                                     -------------------

                                                     James T. Foran
                                                     General Corporate Counsel